ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into this 1st day of September, 2005 (the “Agreement Date”) by and between PACER HEALTH MANAGEMENT CORPORATION OF GEORGIA, a Georgia corporation (“Purchaser”), and GREENE COUNTY HOSPITAL AUTHORITY, a Hospital Authority created under Georgia law (“Seller”).

STATEMENT OF BACKGROUND INFORMATION

1.

Seller owns and operates a general acute care hospital known as the Minnie G. Boswell Memorial Hospital and a skilled nursing facility known as the Boswell Parker Nursing Center, both of which are located at 1201 Siloam Road, Greensboro, Greene County, Georgia 30642 (collectively, the “Hospital”).

2.

Seller desires to sell and transfer to Purchaser all of the Assets which are a part of, relate to or are used in the operation of the Hospital.

3.

Seller’s decision to sell the Assets to Purchaser rather than to another potential purchaser is based on Purchaser’s representation that it will continue to operate the Boswell Parker Nursing Center, the Emergency Department and the Hospital.

4.

Purchaser is in the business of owning and operating hospitals and desires to purchase and acquire from Seller all of the Assets and to operate the Hospital.

5.

Purchaser is committed to serving the health needs of the residents of Greene County, Georgia, and the communities served by the Hospital, and in the furtherance thereof, the parties have determined that the needs of its community will be promoted by Purchaser’s acquisition of the Hospital on the terms set out herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing recitals (which are hereby made a part of this Agreement), the mutual representations, warranties, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1 - Definitions

1.1

Definitions.  For purposes of this Agreement, in addition to other terms defined in this Agreement, the following terms shall have the meanings ascribed to such terms below:

“Business of the Hospital” or “Business” shall mean the business of providing inpatient and outpatient hospital services, skilled nursing services, and related medical, nursing, and healthcare services, as well as other operations of Seller conducted at or through the Hospital.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor law; and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law; and regulations and rules issued pursuant to that act or any successor law.

“Georgia Hospital Acquisition Act” shall mean O.C.G.A. § 31-7-400 et seq.

“Governmental Body” shall mean any federal, state, local, municipal, or other government or governmental or quasi-governmental authority of any nature, including any governmental agency, bureau, board, commission, branch, department, official, entity, or other instrumentality, and any court or other tribunal.

“Includes,” “including,” and their variant forms are illustrative and not limitative and are synonymous with the phrases “includes but is not limited to,” “including but not limited to,” and “including without limitation.”

“Liens” shall mean any and all liens, claims, charges, judgments, deeds to secure debt, security interests, and encumbrances of any kind or nature whatsoever.

“Person” shall mean any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Schedule” shall mean those schedules annexed hereto and referenced herein which are incorporated in their entirety by reference in this Agreement.

Article 2 - Purchase and Sale of Assets

2.1

Purchase of Assets.  On and subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall purchase and Seller shall sell, assign, transfer, and convey to Purchaser the Assets as described in Section 2.2 hereof, free and clear of any and all Liens other than Permitted Exceptions.

2.2

Description of Assets.  As used herein, the term “Assets” means the following assets, properties and rights owned by Seller and used in the conduct of, or generated by or constituting, the Business of the Hospital, except for the “Excluded Assets” set forth in Section 2.5 hereof:

(a)

Good, marketable and indefeasible fee simple title to the real property more particularly described in Schedule 2.2(a) hereto, including without limitation all easements appurtenant thereto and buildings and improvements thereon, plants, fixed assets, buildings, structures, fixtures (including fixed machinery and fixed equipment), mechanical systems, and parking areas located thereon and all rights, easements and appurtenances thereto and all air, mineral or other rights related thereto (collectively, the “Real Property”).  The Real Property shall be conveyed to Purchaser by Seller by a warranty deed, subject to no Liens, easements or restrictions except for the “Permitted Exceptions” which are listed in Schedule 2.2(a);

(b)

All tangible business and personal property; medical equipment, together with related parts, accessories and the like; and all other equipment, machinery, furniture, furnishings, fixtures, telephones and telephone systems, computer equipment (including hardware and software), copiers, facsimile machines, tools, instruments and other similar tangible personal property, which are owned by Seller and used or maintained or operated by Seller in connection with the Hospital, wherever located;

(c)

Working capital, including: (i) all prepaid items and prepaid expenses relating to the Assets (including without limitation rents, subscriptions, and the like); and (ii) all inventories of supplies, purchased goods, and other disposable or consumables used or maintained in connection with or located in the Hospital on the Closing Date, including without limitation food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies;

(d)

All accounts receivable, receipts, cash, bank accounts, negotiable securities, certificates, deposits, and other cash equivalents or receivables;

(e)

To the extent transferable under applicable laws and regulations, all certificates, certificates of need (or exemptions or waivers therefrom issued by the agency or other Governmental Body), licenses, permits, accreditations, waivers, and governmental authorizations which are owned and used by Seller to operate the Hospital or otherwise use the Assets and to conduct the Business of the Hospital;

(f)

All books and records relating to the Assets and the Business of the Hospital, including computerized and other data and databases, files, papers, correspondence, purchase orders, warranties, patient and vendor lists, telephone numbers (including mobile and cellular telephone numbers and pager numbers), telecopier numbers, personnel records, manuals related to the Assets, patient medical records and other patient information, records relating to third party payors and managed care plans and contracts, documents pertaining to financing of the Hospital or Assets, and all other books, records, manuals, files and papers relating to the Assets and the Business of the Hospital;

(g)

All intangible assets associated with the Assets and the Business of the Hospital, including Seller’s rights, title and interest, if any, to trademarks, trade names, trade styles, service marks and copyrights, all trade secrets or processes, all confidential or proprietary information, and all other items of intellectual property, all to the extent either owned or licensed by Seller listed on Schedule 2.2(g); and rights, judgments, causes of action, claims and demands of Seller, whether or not liquidated, related to the Assets including, without limitation, rights or causes in action under express or implied warranties relating to the Assets, and goodwill of and associated with the Assets and the operation of the Business of the Hospital;

(h)

All rights of Seller, including deposits and prepayments, under the leases listed in Schedule 2.2(h) (collectively, the “Leases”);

(i)

All rights under the contracts (including contracts for purchase or lease of real property, rights of first refusal, and options) listed in Schedule 2.2(i) (individually a “Contract” and collectively, the “Contracts”);

(j)

All insurance proceeds (including deductibles, co-payments or self-insured requirements) arising in connection with damage to the Assets and any claims of Seller against third parties relating to the Assets, or the Business, known or unknown, contingent or otherwise;

(k)

The motor vehicles of Seller listed in Schedule 2.2(k); and

(l)

Refunds, credits and rebates with respect to purchases made by Seller or the Hospital under any of Seller’s purchasing programs or group purchasing contracts.

2.3

Information Systems.  The parties intend that Seller transfer to Purchaser to the extent practicable the existing information processing capabilities, including hardware and software.  Subject to receipt of any necessary third party consents as described below, Seller agrees to assign and transfer information systems and associated licenses, maintenance and support agreements to Purchaser.  To the extent that Seller’s rights to any of the affected information systems or associated licenses or contracts, or the use or benefit thereof, may not be assigned or transferred without the consent of another Person, Seller and Purchaser shall cooperate with each other in attempting to obtain such consents as are necessary to authorize the actions contemplated by this Agreement.

2.4

Certain Consents.  Schedule 2.4 lists the consents that Seller must obtain prior to Closing.  To the extent that Seller’s rights to any of the Assets to be assigned and transferred to Purchaser hereunder may not be assigned or transferred without the consent of another person or entity, which consent is not required to be obtained prior to Closing, or may not be assigned or transferred under applicable laws and regulations, this Agreement shall not constitute an agreement to assign or transfer the same if an attempted or actual assignment or transfer would constitute a breach thereof or be unlawful, and Seller, to the maximum extent permitted by law and any terms of or limitations relating to such Asset, shall use its best efforts to obtain for Purchaser the benefits thereunder, and shall cooperate with Purchaser in any reasonable arrangement designed to provide such benefits to Purchaser.

2.5

Excluded Assets.  Notwithstanding Section 2.2, the Assets shall not include any assets identified in Schedule 2.5, and such assets shall be excluded from and shall not be sold or transferred to the Purchaser (the “Excluded Assets”).

2.6

Assumed Liabilities.  Except as provided in Section 2.7, at Closing, Purchaser shall assume and will become liable for all liabilities and obligations of Seller or the Hospital, whether known, unknown, absolute, contingent, or otherwise (the “Assumed Liabilities”).

2.7

Excluded Liabilities.

Purchaser shall not assume and will not be or become liable for  any debt of the Hospital associated with bond issuances listed in Schedule 2.7 (the “Excluded Liabilities”).

Article 3 - Purchase Price and Closing

3.1

Purchase Price.  On the Closing Date, provided that all conditions of Closing as set out in this Agreement are met, the amount due to Seller will be determined as follows:

(a)

The total purchase price due to Seller for the Assets shall be One Million Dollars ($1,000,000) (the “Purchase Price”).

(b)

The amount due to Purchaser from Seller, as provided in the Interim Services Agreement between Seller and Purchaser, is set out in Schedule 3.1(b), which amount shall taken as a credit against the Purchase Price at Closing.  Seller and Purchaser acknowledge and agree that for the purposes of Closing, the amount of the credits or offsets to the Purchase Price set forth on this Schedule 3.1(b) are to be used.  The parties further agree that Seller shall have the right, upon notice to Purchaser, to have an audit or review of the amounts set forth as Offsets on this schedule performed by Draffin & Tucker, LLP, Seller’s accounting firm, at the expense of Purchaser.  Seller and Purchaser shall have the opportunity to review a draft of such audit prior to it being finalized and shall have the right to question any preliminary findings and to produce additional information or documents.  Seller and Purchaser agree that, should the final audit or review by Draffin & Tucker reflect that the amounts set forth above are inaccurate, the amounts on Schedule 3.1(b) shall be adjusted to reflect the final report of Draffin & Tucker and any amounts payable by Purchaser shall be promptly paid to Seller.  The parties agree that any such audit or review will be conducted in accordance with relevant provisions of this Agreement and the Interim Services Agreement and in accordance with the definitions set forth in Section 5(a) of the Interim Services Agreement.

(c)

After deducting the amount set out in Schedule 3.1(b) from the Purchase Price, the remaining balance due for the Purchase Price, if any, is payable by Purchaser to Seller at Closing in immediately available funds, either by official bank check or wire transfer to an account designated by Seller in writing.  In the event that the amount set forth in Schedule 3.1(b) is greater that the Purchase Price, Purchaser waives any payment of such amount from Seller.

3.2

Allocation of Purchase Price.  The Purchase Price shall be allocated among the Assets as set forth in Schedule 3.2.  Each of the parties agrees and covenants to report this transaction in accordance with this allocation and not to take a position before any Governmental Body in any way inconsistent with the terms this allocation.

3.3

The Closing.  The closing of the purchase and sale of the Assets pursuant to this Agreement (the “Closing”) shall be held at 10:00 a.m. on September 1, 2005, or at such earlier time and date as is mutually acceptable to the parties (the “Closing Date”), at a mutually acceptable location, subject to the satisfaction or appropriate waiver of all conditions precedent as set forth in this Agreement.  The Closing Date shall be September 1, 2005, but shall be deemed to be effective as of 11:59 p.m. on August 31, 2005.  The Closing Date may be extended by agreement of Seller and Purchaser.  In no event shall the Closing Date be set prior to the time that the parties have received from the Attorney General of Georgia a favorable report following review of the proposed purchase and sale of the Assets pursuant to the Georgia Hospital Acquisition Act.  At the Closing, the parties shall deliver or cause to be delivered, or perform the following:

(a)

Seller shall convey or cause to be conveyed to Purchaser by limited warranty deed good and marketable fee simple title to the Real Property subject only to the Permitted Exceptions.  Further, Seller shall deliver to Purchaser: (i) all instruments necessary or appropriate to convey good and marketable fee simple title to the Assets, free and clear of all Liens except the Permitted Exceptions; (ii) possession of the Assets; (iii) written consents and agreements to the assignment of the Leases and the Contracts, and such other consents, waivers, releases and other agreements pertaining to the Assets as required in this Agreement; and (iv) such other certificates, instruments, affidavits and other documents as Purchaser or its counsel may reasonably request.  Notwithstanding the foregoing, Purchaser acknowledges and agrees that certain portions of the Real Property are currently titled in the name of Greene County and that Seller shall cause to be provided to Purchaser a Quit Claim Deed on or within five (5) days after the Closing Date transferring title to such Property to Purchaser.

(b)

Seller shall pay any applicable Georgia property transfer tax.

(c)

Purchaser shall deliver (or cause to be delivered) to Seller: (i) the Purchase Price as determined in Section 3.1; and (ii) such other documents as Seller or its counsel may reasonably request.

(d)

Any ad valorem, personal property, and excise taxes payable with respect to the Assets, which relate to the 2005 tax year, shall be pro-rated between Purchaser and Seller, and when actual information is available, the final adjustments and pro-rations shall be determined and settlement shall be made between the parties.

(e)

Seller and Purchaser shall each bear their own fees and expenses for legal, financial, accounting and consulting, as well as any other fees and expenses incurred by such party, whether or not the Closing occurs.

3.4

Further Assurances.  From and after the Closing Date, Seller agrees, without further consideration, to execute and deliver promptly to Purchaser such further consents, waivers, assignments, and other documents and instruments, and to take all such further actions as Purchaser may from time to time reasonably request with respect to the consummation in full of the transactions provided for herein.  The foregoing shall survive the Closing.

Article 4 - Representations and Warranties of Seller

Purchaser acknowledges that it is buying the Assets “as is/where is” and managed the operations of the Hospital prior to Closing.  Accordingly, Purchaser agrees not to claim that Seller breached a representation or warranty when Purchaser knew the representation or warranty was not accurate as of Closing.  In addition, Purchaser and Seller acknowledge that the record keeping procedures of the Hospital have been inadequate.  Accordingly, Purchaser agrees to waive breaches of representations or warranties if the inaccuracy was not uncovered or could not have been uncovered in the conduct of reasonable diligence.  Subject to the foregoing, Seller hereby represents and warrants to Purchaser the following:

4.1

Organization.  Seller is nonprofit corporation duly organized, validly existing, in good standing, and is qualified to do business in the State of Georgia.

4.2

Qualification.  Seller has the power and authority to own and operate the Hospital offering all of the services offered by the Hospital as of the date of execution of this Agreement, to conduct the Business of the Hospital, and to own, lease, and use the Assets.

4.3

Authority; Execution and Delivery.

(a)

Seller has the power and authority to enter into this Agreement and all other agreements contemplated herein (collectively, the “Closing Documents”) to which it is a party and to consummate the transactions contemplated thereby.  The execution, delivery, and performance of the Closing Documents by Seller has been authorized and approved by all necessary action on the part of Seller and each of the Closing Documents executed by Seller is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.

(b)

Neither the execution nor delivery of this Agreement or any of the other Closing Documents executed by Seller, nor the consummation or performance by Seller of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i)

violate the articles of incorporation, bylaws or other governing document or agreement of Seller;

(ii)

violate, contravene or conflict with, any federal, state, local, municipal or other administrative constitution, law, statute, ordinance, regulation, principle of common law, or policy, or any award, decision, injunction, judgment, order, subpoena or verdict entered, made or rendered by any court, administrative agency, department, official, or other Governmental Body, to which Seller is subject or by which the Hospital or any of the Assets or Business of the Hospital may be bound;

(iii)

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify, any permit, license or approval that is held by Seller relating to the Hospital or to the Business of the Hospital or to any of the Assets;

(iv)

conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which Seller, the Hospital or any of the Assets may be bound;

(v)

result in the imposition or creation of any Lien upon any of the Assets; or

(vi)

violate any material term or provision of, or result in a default, give rise to any right of termination, cancellation or acceleration, or cause the loss of any right or option, under any of the Contracts.

4.4

Title to Assets.  Except as described in Section 3.3(a) hereof:

(a)

Seller has, and on the Closing Date will have, good, valid, marketable, indefeasible and insurable title to the Assets, free and clear of any and all Liens, except for the Permitted Exceptions;

(b)

the Real Property is accurately described in Schedule 2.2(a) and includes all real estate owned by Seller;

(c)

Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, marketable, indefeasible and insurable title in fee simple, and is in possession of all of the Real Property, free and clear of any and all Liens, except for the Permitted Exceptions.

4.5

Miscellaneous Representations Relating to Real Property.

(a)

To Seller’s knowledge, no part of the Real Property is currently subject to condemnation proceedings, and no condemnation or taking is threatened or known by Seller to be contemplated.

(b)

There are no parties (other than Seller) in possession of any parcel of the Real Property, other than tenants under the Leases, full and complete copies of which have been provided by Seller to Purchaser prior to Closing.

(c)

To Seller’s knowledge, all material components of all of the Assets: (i) are free from material structural (including electrical and mechanical) defects; and (ii) are in good working order sufficient for maintaining the operations of the Hospital substantially at their current levels.  There are no physical conditions of the Real Property and improvements which Seller is aware that could have a material adverse effect on Purchaser or Purchaser’s operation of the Hospital in the manner currently being used and operated.

(d)

The Hospital has all easements and related rights necessary to continue operation of its business as currently conducted.

4.6

Environmental Matters.

(a)

As used in this Agreement, the term “Environmental Law(s)” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks) and shall include without limitation: the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now promulgated under any of the foregoing.  The term “Hazardous Material(s)” means: (i) any petroleum or petroleum products, petroleum constituents, petroleum-derived substances or wastes, flammable materials, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); and (ii) any other chemical or other material, constituent or substance, exposure to which is prohibited, limited or regulated by any Governmental Body under any Environmental Law, or which could give rise to liability under any Environmental Law.  “Release” means any release, spill, escaping, emission, leaking, pouring, dumping, seepage, filtration, pumping, disposal, discharge, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata. “On” or “In” when used with respect to the Real Property or any property adjacent to the Real Property, means “on, in, under, upon, above or about.”

(b)

All operations or activities upon, or any use or occupancy of the Real Property, or any portion thereof, by Seller, and any agent, contractor or employee of Seller (“Agents”), or, to the best knowledge of Seller, any tenant or subtenant of Seller of any part of the Real Property, are and have been in all respects in compliance with all Environmental Laws except as would not have a material adverse effect on the Assets or the Business of the Hospital.

(c)

Seller and Agents have kept the Real Property free of any Lien imposed pursuant to any Environmental Law.

(d)

Except for use, generation, treatment, temporary storage and disposal of Hazardous Materials reasonably necessary to the customary operation of a hospital and in full compliance with all applicable Environmental Laws, neither Seller, nor Agents nor, to Seller’s knowledge, any prior owners, operators, or occupants of the Real Property have allowed the Release, manufacture, use, storage or presence of any Hazardous Materials On the Real Property that would have a material adverse effect on the Assets or the Business of the Hospital.  Seller has obtained all environmental permits and other authorizations and approvals necessary for the operation of a hospital and related activities except where failure to obtain such permits, authorizations and approvals would not result in a material adverse effect on the Assets or the Business of the Hospital, all such permits, authorizations and approvals are in good standing and Seller is in compliance with all terms and conditions of such. Seller has no knowledge of any proceedings to substantially modify or revoke any such permits, authorizations or approvals.

(e)

Neither Seller nor Agents have received any written communication that alleges that Seller is not or was not in compliance with all applicable Environmental Laws.  Neither the Real Property, nor any part thereof, nor Seller is subject to any pending or, to the best knowledge of Seller, threatened investigation or inquiry by any Governmental Body or other third party, or any remedial or removal obligations under any applicable Environmental Law.

(f)

Neither Seller nor Agents have installed or permitted to be installed or have knowledge of friable asbestos or any substance containing asbestos or any other Hazardous Material On the Real Property that would result in a material adverse effect on the Assets or the Business of the Hospital.

(g)

Seller and its Agents have not at any time engaged in, permitted or have knowledge of, nor to the best knowledge of Seller, has any tenant or subtenant engaged in or permitted any Release (whether legal or illegal, accidental or intentional) of Hazardous Materials On the Real Property that would result in a material adverse effect on the Assets or the Business of the Hospital.  Seller has not used the Real Property as a landfill, garbage or refuse dump site, waste disposal facility, transfer station or other type of facility for the treatment or disposal of solid waste or Hazardous Materials.

(h)

To the best knowledge of Seller, no material work, repairs, remedies, construction, or capital expenditure is required by any Environmental Law or land use laws or regulations with respect to the Real Property in order for the continued lawful use of the Real Property as a hospital or nursing facility.

(i)

To Seller’s knowledge, there are no above-ground or underground storage tanks, or related pipes on any portion of the Real Property.

(j)

Seller shall promptly notify Purchaser in writing of any order of which it is aware, receipt of any request for information or any notice of violation or noncompliance with any applicable law, rule, regulation, standard or order, any threatened or pending action of which it is aware by any regulatory agency or other Governmental Body, or any claims made by any third party of which it is aware relating to Hazardous Materials on, Releases on or from, or threats of Releases on or from any of the Real Property which relate to the period prior to Closing; and shall promptly furnish Purchaser with copies of any correspondence, notices, or legal pleadings in connection therewith.

4.7

Litigation and Absence of Undisclosed Liabilities.  Except as listed and described on Schedule 4.7, there are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending or threatened against Seller or affecting the Hospital or any of the Assets or the Business of the Hospital at law or in equity, or before or by any Governmental Body, which involve the likelihood of any adverse judgment or liability, whether or not fully covered by insurance, nor is there any basis known to Seller for such claims.

4.8

Permits; Certificate of Need Exemption.

(a)

Seller has all permits, consents, licenses and approvals required to operate the Hospital except where the failure to have such permits, consents, licenses and approvals would not result in a material adverse effect on the Assets or the Business of the Hospital, the Business of the Hospital or any of the Assets, and each such permit, consent, license or approval is valid and in full force and effect.  The Hospital is being operated, the Assets are being used, and the Business of the Hospital is being conducted in material compliance with the terms of all permits, consent, licenses and approvals and Seller has received no notice of and has no knowledge of any alleged violation of the terms of such.

(b)

The Hospital and the Business of the Hospital operate under a valid certificate of need or exemption from certificate of need review and are otherwise in material compliance with the certificate of need laws.

4.9

Taxes.  Seller has timely filed all federal income tax returns and all state, county and local income, franchise, property, sales, use, and other tax returns relating to Seller, the Hospital, the Assets and the Business of the Hospital required to be filed (including any information return, report, statement, schedule, notice, form, or other document or information required to be filed with or submitted to any Governmental Body in connection with the determination, assessment, collection, or payment of any tax).  Seller has paid all federal, state, county and local income, franchise, property, sales, use and all other taxes and imposed, assessed or collected by or under the authority of any Governmental Body that have become or are due with respect to Seller, the Hospital, the Assets or the Business of the Hospital regarding any period ended on or prior to the Closing Date.  No tax Liens have been filed against Seller, the Hospital, the Assets or the Business of the Hospital, and no claim for any additional tax or assessment is being asserted against Seller or against or with respect to the Assets or the Hospital or the Business of the Hospital by any taxing authority.

4.10

Employees; Employee Benefit Plan.

(a)

For purposes of this Agreement, the term “Company Plans” shall mean collectively each and every plan, program, arrangement, fund, policy, practice, or contract which, through which, or under which the Seller provides benefits or compensation to or on behalf of employees or former employees of Seller and dependents of such employees or former employees, whether formal or informal and whether or not written.

(b)

Except as set forth on Schedule 4.10, Seller does not maintain and never has maintained any “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) or any “employee pension benefit plan” (within the meaning of Section 3(2)(A) of ERISA.  Seller further warrants that it maintains, administers, or contributes only to those sick leave, vacation pay, severance pay, salary continuation for disability, deferred compensation, bonus, incentive compensation, life insurance, and scholarship programs for the benefit of its employees that have been disclosed on Schedule 4.10.

(c)

No Company Plan is subject to Title IV of ERISA.  No contingent or other liability with respect to which Seller has or could have liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation or to any Company Plan or any plan sponsored by an employee organization that provides or provided benefits to the Seller’s employees and no assets of Seller are subject to a lien under Section 4064 or 4068 of ERISA.

(d)

Seller has delivered to or made available for inspection by Purchaser true and complete copies of all plan documents, handbooks, IRS documents and filings, trusts agreements, contracts, correspondence, financial documents and other documents or instruments with respect to each Company Plan.

(e)

To the knowledge of Seller, all Company Plans have been administered in compliance with their respective terms in all material respects, and are in compliance with the applicable provisions of ERISA, the Code, and all other applicable laws.  To the best of Seller’s knowledge, Seller is not liable for any excise taxes under the Code or penalties under ERISA with respect to the Company Plans for any act or omission that occurred before the Closing Date.

(f)

To the knowledge of Seller, none of the Company Plans have engaged in  “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 of ERISA for which there is no exemption that has not been corrected or in relation to which appropriate excise taxes have not been paid.

(g)

To the knowledge of Seller, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event,  entitle any person to severance pay, unemployment compensation or any other payment under any Company Plan.

(h)

Seller has no obligation to provide postretirement medical or other benefits to Seller’s employees or former employees or their survivors, dependents, and beneficiaries, except as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law, and Seller may terminate any such postretirement medical or other benefits upon thirty (30) days notice or less without any liability thereunder.

4.11

Labor and Employment Matters.  Seller is not a party to, nor does Seller have any obligation pursuant to, any oral or written agreement, collective bargaining agreement or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of the Hospital, nor is Seller obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees.  Seller is in compliance with all applicable federal, state, and local laws and regulations concerning the employer-employee relationship.  Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

4.12

Insurance.  The following have been maintained continuously in full force and effect with respect to the Hospital, the Assets and the Business of the Hospital for the period Seller has owned such Assets: professional liability and comprehensive general liability and property damage insurance coverage in the minimum amounts and of the types generally maintained for similar businesses in the industry; and all necessary insurance for the protection of employees of Seller as required of employers by the State of Georgia or otherwise, including unemployment and workers’ compensation coverage.   Schedule 4.12 sets forth a summary of the Seller’s current insurance coverage in connection with the Hospital (listing type, carrier, limits, self-insured retention limits, prior acts date, and expiration dates).  Schedule 4.12 also includes a list of any pending insurance claims relating to the operations, personnel and assets of Seller, including, without limitation, the Hospital.

4.13

Brokers and Finders.  Neither Seller nor any affiliate of Seller has incurred any obligation or liability, contingent or otherwise, to any person for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated hereby.  Seller shall execute and deliver at Closing the necessary affidavit for the purpose of waiving and releasing any and all Lien rights against the Real Property of any broker or real estate agent granted pursuant to Commercial Real Estate Broker Lien Act.

4.14

Related Party Transactions.  Except as set forth in Schedule 4.14 hereto, neither Seller nor any member of Seller’s governing body, nor any officer or manager, nor any family member of any of the foregoing persons, has engaged in any prohibited transaction, conflict of interest or otherwise violated the terms of O.C.G.A. § 31-7-74.1 or O.C.G.A. §§ 14-3-860 through 14-3-865.

4.15

Governmental Benefit Programs and other Third Party Payors.

(a)

The Hospital is duly certified to participate, holds participation agreements in, and does participate in the Medicare and Medicaid programs.  Other than as described elsewhere herein or in the Schedules attached hereto, the Hospital is in material compliance with all of the terms, conditions and provisions of such contracts and programs, as well as state and federal laws related thereto.

(b)

All cost reports required to be filed by Seller under the Medicare, Medicaid or other programs or any other applicable governmental or private provider regulations have been, or by the due date will be, prepared and filed in accordance with applicable laws, rules and regulations in all material respects, and Seller has paid or made provisions to pay through proper recordation of any net liability all Notices of Program Reimbursement received from the Medicare and Medicaid programs, tentative settlements and other adjustments for periods ended prior to the Closing Date.

(c)

Other than notices of overpayment received in the ordinary course of business or provided to Purchaser, no notice of overpayment, false claims or any offsets against future reimbursement has been received by Seller and there are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to reopen or open cost reports with respect to the Medicare, Medicaid, or other federal or state governmental health care programs.

(d)

Other than as described elsewhere herein or in the Schedules attached hereto, Seller has received no notice of any violation of federal or state fraud and abuse or self-referral laws, or any investigation or claim of such violation on the part of Seller, nor is Seller aware of any such violations in connection with the operation of its business.  Neither Seller nor any manager, director, governing body member, officer or employee of Seller, nor any other Person acting on behalf of Seller, has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, the federal CHAMPUS statute or regulations promulgated pursuant to such statutes, civil or criminal false claims, false statements and health care and other fraud statutes, or related state or local statutes or regulations.  All claims for reimbursement presented to Medicare, Medicaid, or other governmental programs by Seller have been accurate and in compliance with all applicable statutes, rules and regulations in all material respects.

4.16

Medical Staff.  Seller has delivered to Purchaser a complete list of medical staff members and any and all documentation related to: (a) any pending or any threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants, staff members, or health professionals at the Hospital; or (b) any closed, completed or adjudicated disciplinary or corrective action involving present or former applicants, staff members or health professionals at the Hospital during the past two (2) years.

4.17

Hill-Burton and Other Liens.  Neither Seller nor any of its corporate predecessors have received any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Pharmacy and Resources Development Act, and the Community Mental Health Centers Act, as amended, or other, similar laws or acts providing for the recovery of any public funds advanced under the provisions of such laws or acts relating to health care facilities for which Seller has any outstanding obligations; provided, however, Purchaser acknowledges that the Hospital as a recipient of Hill-Burton Act funds shall remain subject to the Hill-Burton Act’s community service assurance.

4.18

Motor Vehicles.  All vehicles owned and used in the Business of the Hospital listed in Schedule 2.2(k) are property licensed registered in accordance with applicable law.

4.19

Correctness of Representations.  To Seller’s knowledge, no representation or warranty of Seller in this Agreement or in any Exhibit, certificate or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates, and Schedules shall be true and complete on and as of the Closing Date as though made on that date.

Article 5 - Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller as follows:

5.1

Organization and Qualification.  Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

5.2

Authority.

(a)

Purchaser has the power and authority to enter into this Agreement and all Closing Documents to which it is a party and to consummate the transactions contemplated thereby.  The execution, delivery, and performance of the Closing Documents by Purchaser has been authorized and approved by all necessary action on the part of Purchaser and each of the Closing Documents executed by Purchaser is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.

(b)

Neither the execution nor delivery of any of the Closing Documents by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will directly or indirectly (with or without notice or lapse of time or both):

(i)

violate Purchaser’s Articles of Incorporation or Bylaws; or

(ii)

violate, contravene or conflict with, or give any Governmental Body or other person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under, any federal, state, local, municipal or other administrative constitution, law, statute, ordinance, regulation, principle of common law, or policy, or any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, department, official, or other tribunal or Governmental Body, to which Purchaser is subject.

5.3

Litigation.  There is no suit, action, proceeding, claim or investigation pending, or, to Purchaser’s knowledge, threatened, against Purchaser which would have a materially adverse effect on the assets, business, goodwill, or financial condition of Purchaser or which would prevent Purchaser from consummating the transactions contemplated by this Agreement.

5.4

Brokers and Finders.  Purchaser has not incurred any obligation or liability to any party for brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated hereby or the Leases which have not been paid in full.

5.5

Correctness of Representations.  No representation or warranty of Purchaser in this Agreement or in any Schedule, Exhibit, certificate or agreement attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading; and all such statements, representations, warranties, exhibits, certificates, and Schedules shall be true and complete on and as of the Closing Date as though made on that date.

5.6

Correctness of Seller’s Representations.  Purchaser acknowledges that it has managed the operations of the Hospital prior to Closing and to its knowledge, no representation or warranty of Seller in this Agreement or in any Schedule, Exhibit, certificate or agreement attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading.

Article 6 – Actions Prior to Closing

6.1

Covenants of the Parties Relating to Actions Prior to Closing.  Except as otherwise expressly contemplated by this Agreement, during the period from the effective date of this Agreement to the Closing Date, Seller and Purchaser covenant and agree as follows:

(a)

Seller will use reasonable efforts to satisfy the conditions to Closing set out in Article 8 of this Agreement and Purchaser will use its best efforts to satisfy the conditions to Closing set out in Article 7 of this Agreement.

(b)

Except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of Purchaser, Seller will not:

(i)

create or assume any Lien with respect to the Hospital or the Assets, whether now owned or hereafter acquired;

(i)

sell, assign, lease, transfer or otherwise dispose of the Hospital, or sell, assign, lease, transfer or otherwise dispose any material portion of the other Assets except in the ordinary course of business;

(ii)

make any change to the bylaws of the Hospital, or make any change to the charter, articles of incorporation or the bylaws of Seller that inhibit this transaction; or

(iii)

take any action or omit to take any action that would cause any representation or warranty of Seller set out in this Agreement to become inaccurate or untrue in any material respect.

(c)

Seller will maintain in effect with respect to the Assets and the Business the insurance policies set out in Schedule 4.12 hereto, except that with the prior consent of Purchaser, Seller shall be entitled to obtain and shall thereafter maintain insurance coverage substantially equivalent to that provided under such policies.

(d)

Seller shall not directly or indirectly: (i) solicit, enter into or continue any negotiations or agreements relating to the direct or indirect sale or disposition of the Hospital or any material part of the Assets to any Person other than Purchaser; or (ii) enter into any agreement or understanding, written or oral, that would prevent the consummation of the transaction contemplated by this Agreement.

Article 7 - Conditions Precedent to the Obligations of Seller

The obligations of Seller to sell the Assets and carry out the terms of this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing, in whole or in part, by Seller.

7.1

Accuracy of Representations and Warranties.  Each and every representation, warranty and statement of Purchaser contained in this Agreement shall have been true, complete and correct in all material respects on the date hereof and on the Closing Date, and Seller shall have received the certificate of Purchaser to such effect.

7.2

Compliance.  Purchaser shall have duly performed and complied with, in all material respects, all of the agreements, covenants, conditions, acts and undertakings required by this Agreement to be performed or complied by Purchaser at or prior to the Closing.

7.3

Hospital Acquisition Act Review.  The Attorney General of Georgia has issued a report pursuant to the Georgia Hospital Acquisition Act about the purchase and sale of the Assets by Purchaser and Seller.

7.4

Failure to Satisfy Conditions.  If on the Closing Date any of the terms, provisions or conditions required pursuant to this Article 7 to be satisfied by such date (satisfaction of which has not been waived as provided in this Agreement) have not been fully satisfied, then the transfer of the Assets and the other transactions contemplated hereby shall not be completed; but in such event, neither Seller nor Purchaser shall be released or discharged of or from any liability for breach of or failure to perform, satisfy or comply with any term, provision or condition herein required to be performed, satisfied or complied with by such party by the Closing as a condition to Closing hereunder.  Either party may waive in writing any of the conditions precedent to Closing of the other party set forth in this Agreement.

7.5

Litigation.  There shall not be any action, proceeding, investigation, regulation or legislation pending or overtly threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby, or to obtain damages from Seller in respect of the consummation of such transactions.

Article 8 - Conditions Precedent to the Obligations of Purchaser

The obligations of Purchaser to purchase the Assets and carry out the terms of this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing, in whole or in part by Purchaser.

8.1

Accuracy of Representations and Warranties.  Each and every representation, warranty and statement of Seller contained in this Agreement and the Closing Documents (including all exhibits and schedules thereto) shall have been and are true, complete and correct in all material respects on the date hereof and on the Closing Date except for such breaches as do not have a material adverse effect on the Assets or the Business of the Hospital, and Purchaser shall have received certificates of the Seller to such effect.

8.2

Material Adverse Change Prior to Closing.  Seller shall not have suffered any material adverse change since the date hereof in the Hospital, the Assets or the Business of the Hospital or the results of operation thereof, nor shall there have occurred since the date hereof any event that has had or is reasonably expected to have a material adverse effect on the Hospital, the Assets or the Business of the Hospital or the results of operations thereof.

8.3

Compliance.  Seller shall have duly performed and complied with in all material respects all of the agreements, covenants, conditions, acts and undertakings required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

8.4

Consents and Waivers.  Purchaser shall have received each consent and waiver listed on Schedule 2.4 and Purchaser shall be reasonably satisfied with the terms of each such consent, waiver and agreement.

8.5

Instruments of Transfer.  Seller shall have delivered to Purchaser such deeds, bills of sale, endorsements, assignments, and other instruments of conveyance and transfer necessary or appropriate to vest in Purchaser all of Seller’s right, title and interest in and to the Assets, free and clear of all Liens other than Permitted Exceptions, all in form and substance reasonably satisfactory to counsel for Purchaser.

8.6

Litigation.  There shall not be any action, proceeding, investigation, regulation or legislation pending or overtly threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby, or to obtain damages from Purchaser in respect of the consummation of such transactions.

8.7

Title Insurance.  Purchaser shall have obtained at Closing at its expense a commitment for title insurance from a national title insurer acceptable to Purchaser insuring Purchaser that by the delivery to Purchaser of the Closing Documents provided in the Agreement Purchaser owns fee simple title to the Real Property subject only to the Permitted Exceptions.

8.8

Condition of Assets.  If on or prior to the Closing Date any of the Assets shall either: (a) have been condemned or there has been a threat of condemnation as to any of the Assets; or (b) have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion or any other cause or event beyond the reasonable power and control of Seller, to an extent which, in the reasonable opinion of Purchaser, materially and adversely affects the value of the Assets, Purchaser shall have the right, at its sole option upon prior written notice to Seller: (x) to terminate this Agreement and all of Purchaser’s obligations hereunder without incurring any liability to Seller as a result of such termination; or (y) to consummate the transactions provided for herein and be paid the full amount of all condemnation awards received by Seller and an assignment of the rights of Seller to receive any future awards or to be and all insurance proceeds paid or payable to Seller in respect of such loss; or (z) to elect to postpone Closing until such time as the Assets have been repaired, replaced or restored by Seller in a manner approved by Purchaser; provided, however, that Seller shall not be obligated to do so.

8.9

Certificate of Need.  Purchaser shall obtain from the Division of Planning, Georgia Department of Community Health, the Department of Human Resources, and other appropriate state agencies as applicable, written confirmation, in form and substance satisfactory to Purchaser, that the purchase of the Hospital and other Assets by Seller, for licensure, Medicare/Medicaid certification and operation is not subject to prior certificate of need review, and that the Hospital is fully authorized to operate in the manner in which it has been operating, offering the services it has been offering prior to Closing.

8.10

Hospital Acquisition Act Review.  The Attorney General of Georgia has issued a report pursuant to the Georgia Hospital Acquisition Act about the purchase and sale of the Assets by Purchaser and Seller.

8.11

Failure to Satisfy Conditions.  If on the Closing Date any of the terms, provisions or conditions required pursuant to this Article 8 to be satisfied by such date (satisfaction of which has not been waived as provided in this Agreement) have not been fully satisfied, then the transfer of the Assets and the other transactions contemplated hereby shall not be completed; but in such event, neither Seller nor Purchaser shall be released or discharged of or from any liability for breach of or failure to perform, satisfy or comply with any term, provision or condition herein required to be performed, satisfied or complied with by such party by the Closing as a condition to Closing hereunder.  Either party may waive in writing any of the conditions precedent to Closing of the other party set forth in this Agreement.

8.12

Certified Resolutions.  Purchase shall have received a certificate of the Secretary or Assistant Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the Seller, approving and authorizing this Agreement and the Interim Services Agreement and each of the transactions contemplated hereby and thereby.  The Secretary or Assistant Secretary of Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

Article 9 - Additional Covenants; Post Closing Matters

9.1

Maintenance of Books and Records.  Seller and Purchaser shall preserve until at least the sixth anniversary of the Closing Date, all books and records possessed or to be possessed by such party relating, to any of the Assets, liabilities or Business of the Hospital prior to the Closing Date.  After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to the books of account and records of such party, but, in each case, only to the extent relating to the Assets, the Hospital or the Business of the Hospital prior to the Closing Date, and the other party and their representatives shall have the right to make copies of such books and records, except where prohibited by law or regulation.  Such records may nevertheless be destroyed prior to the sixth anniversary of the Closing Date by a party if such party sends to the other party written notice of its intent to destroy records, identifying the records to be destroyed.  Such records may then be destroyed thirty (30) days after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall delivery such records to the objecting party.

9.2

Employees.  Effective as of the Closing Date, Seller shall terminate all Hospital employees and Purchaser shall extend offers of employment to such employees at substantially the same level of compensation and benefits (the “Hired Employees”).  Hired Employees shall be eligible for participation in Purchaser’s health insurance programs and retirement savings programs as of the Closing.  Purchaser shall credit each Hired Employee with his or her years of service and seniority with the Hospital.  All hired employees are employees at-will and for indefinite terms and there is no outstanding agreement or arrangement with respect to severance payments or termination pay due any employee as a result of the termination of such employee’s employment by Seller, or as a result of such employee declining Purchaser’s offer of employment hereunder.  Purchaser will exercise its best efforts to retain hired employees for a period of six (6) months after the Closing Date, provided that nothing in this Section 9.2 shall abridge or prevent Purchaser from terminating the employment of any of the employees for cause at any time after the Closing Date, or prevent Purchaser from exercising its rights as an employer to vary the compensation, duties and benefits of any employees for any reason permitted under applicable state and federal employment laws and in accordance with Purchaser’s personnel policies.  No employee of Seller or Purchaser, and no dependent thereof, or any other person, shall be a third party beneficiary with respect to the provisions of this Section 9.2.  Purchaser shall assume all accrued and vested vacation, personal, sick and other leave entitlements, workers’ compensation, disability and occupational diseases of or with respect to all employees employed by the Hospital attributable to entitlements, injuries, claims, conditions, events and occurrences occurring prior to the Closing, regardless of the date on which the actual claim is made.

9.3

Post-closing Cost Reports and Terminating Cost Report.  Within the time required by statute and regulation, Purchaser will prepare and file with respect to the Hospital all cost reports relating to periods ending prior to or on the Closing Date, including terminating cost reports for Medicare, Medicaid and other applicable governmental and private health benefit plans.

9.4

Commitment to Keep Open.  Should Purchaser fail to keep the Hospital and its emergency department open during the eighteen (18) months immediately following the Closing Date, then Purchaser shall reimburse Seller for all funds provided by Seller to Purchaser during the term of the Interim Services Agreement.

9.5

Right of First Refusal.

(a)

If Purchaser shall receive a bona fide offer from a Third Party for such Third Party to purchase the Hospital, the Business of the Hospital or the assets used therein, which offer Purchaser intends to accept, Purchaser, before accepting such Third Party offer or consummating the sale to such Third Party, shall notify Seller and Greene County in writing of such offer, which notice shall state the price and terms of payment offered by such Third Party and allow Seller to exercise the right of first refusal herein.  Seller and Greene County shall have thirty (30) days after receipt by it of such notice within which to notify Purchaser, in writing, of its election to purchase the assets that are the subject of such Third Party offer at the same price and upon the same terms and conditions as are contained in such Third Party offer.  Failure by Seller and Greene County to give such written notice within such thirty (30) day period shall constitute a rejection of such offer by Seller and Greene County.  If Seller and Greene County reject such offer or fail timely to accept such offer, or if after timely accepting such offer Seller and Greene County fail timely to consummate the purchase of the assets that are the subject of that offer, then Purchaser shall be free to sell the assets that are the subject of such Third Party offer to the Third Party at the price and upon the same terms and conditions as are set forth in the Third Party offer; provided, however, if Purchaser does not consummate such sale to the Third Party within ninety (90) days after rejection by Seller and Greene County, the assets that were the subject of such Third Party offer shall once again become subject to the provisions of this Section 9.5, and any subsequent disposition of such assets shall be made only after compliance with the terms of this Section 9.5.  If Seller and Greene County timely accept such offer, the consummation by Seller and Greene County of the purchase of assets that are the subject of the offer shall be held at the offices of Purchaser not later than sixty (60) days following the date Seller and Greene County give written notice of the acceptance of such offer.  The right described in this Section 9.5(a) shall be referred to herein as the “Right of First Refusal”.

(b)

At least thirty (30) days prior to the anticipated dated of a Change of Control of Purchaser, Purchaser shall give Seller and Greene County notice of such anticipated Change of Control and Seller and Greene County shall be entitled to exercise the Right of First Refusal.  For purposes hereof, a “Change of Control” shall mean the sale of Purchaser to any person or entity, whether by merger, share exchange, consolidation, or sale of all or substantially all of its respective assets.

(c)

Seller may assign the Right of First Refusal to Greene County. Notwithstanding the forgoing, nothing contained herein shall affect Seller’s ability to obtain necessary financing or support from another party.

(d)

The Right of First Refusal shall apply to any successor facility of the Hospital.

(e)

For purposes of this Section 9.5, a “Third Party” is any person or entity who does not directly or indirectly control, is not directly or indirectly controlled by or is not directly or indirectly under common control with Buyer.

9.6

Commitment to Provide Indigent Care.  In accordance with an assignment and assumption agreement among the Seller, the Purchaser and Greene County, Georgia (The “County”), the form of which is attached hereto as Exhibit A, Seller shall agree to assign to Seller its rights under that certain Contract dated as of August 1, 2004 (the “Contract”) between the Seller and the County, and the Purchaser agrees with the Seller and the County to assume the Seller’s obligations under the Contract; provided, however, Seller shall retain the right to enforce the County’s payment covenants with respect to the Seller’s Tax-Exempt Adjustable Mode Revenue Anticipation Certificates, Series 2004.  For five (5) years following the Closing Date, Purchaser agrees not to request any additional funding from Greene County.

9.7

Emergency Department.  Purchaser shall continue operations of the Hospital’s emergency department indefinitely.  Purchaser may discontinue such operations only upon the prior written consent of the Greene County Board of Commissions, which shall only be granted upon changes in regulatory issues beyond the control of Purchaser that affect its ability to provide such emergency care subject to such regulatory changes.

9.8

Conversion of Benefit Plan.  After Closing, Purchaser shall convert Seller’s current benefit plan into a 401(k) plan and Seller shall not incur any of the costs associated with such conversion.

9.9

Boswell Parker Nursing Home.  Purchaser shall continue operations of the Boswell Parker Nursing Home indefinitely.  Purchaser may discontinue such operations upon a change in laws and regulations applicable to the Hospital that renders the Hospital’s operation of the Boswell Parker Nursing Home economically impracticable.  In such event, Purchaser shall provide Seller or its successor at least 60 days’ advance, written notice prior to closing the Boswell Parker Nursing Home.  If Seller or its successor has dissolved, then the consent described in the preceding sentence shall not be required.

9.10

Maintenance of Books and Records.  Each of Seller and Purchaser shall preserve until the seventh (7th) anniversary of the Closing Date all books and records possessed or to be possessed by such party relating to any of the Assets, Assumed Liabilities or Business of the Hospital prior to the Closing Date.  Seller shall promptly deliver to Purchaser any books and records discovered by Seller that were not delivered to Purchaser because such books and records were not located on the Real Property or the Leased Real Property.  After the Closing Date, where there is a legitimate purpose, such party shall provide the other party and its representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets, Assumed Liabilities or Business of the Hospital prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided further, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party, its officers, directors and representatives will use due care to not disclose such information except (i)  with the prior written consent of such party, which consent shall not be unreasonably withheld, (ii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its officers, directors or representatives or (iii) for a disclosure that is required by law or by a Governmental Body or a securities exchange or in connection with a filing by the requesting party under federal or state securities laws or is reasonably believed to be so required.  Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed.  Such records may then be destroyed after the 60th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party at the cost and expense of the objecting party.

9.11

Open Records Act and Open Meetings Act.  Purchaser acknowledges that Seller is subject to O.C.G.A. § 50-18-70 et seq. (the “Open Records Act”) and 50-14-1 et seq. (the “Open Meetings Act”) or other similar laws applicable to Seller and any records subject to the Open Records Act will continue to be subject to it following the Closing.  Purchaser shall: (i) act as custodian of Seller’s records; (ii) process all requests made pursuant to the Open Records Act; and (iii) notify the chairperson of the Seller of such requests and Purchaser’s proposed response.  In addition, Purchaser shall segregate and maintain all records subject to the Open Records Act.

Article 10 - Termination

10.1

Termination.  This Agreement may be terminated as follows:

(a)

By Seller or Purchaser, upon written notice to the other party, in the event that such other party has breached an obligation under this Agreement and has failed to remedy such breach by the earlier of the Closing Date or thirty (30) days after receiving written notice of breach by the party seeking to terminate this Agreement;

(b)

By the mutual written agreement of Purchaser and Seller; or

(c)

By either party (other than a party that is in material default of its obligations under this Agreement) if the Closing shall not have occurred on or before December 1, 2005.

10.2

Effect of Termination.  As to any damages of either party arising from the effect of termination or abandonment of this Agreement by the other party or otherwise, such party is entitled to pursue its rights or remedies against the other party to the extent such rights or remedies may be available at law or in equity notwithstanding such termination or abandonment.

Article 11 – Confidentiality; Public Announcements

11.1

Confidentiality.

(a)

The Confidential Information is disclosed to Purchaser solely for Purchaser’s use in completing corporate investigation procedures incidental to this Agreement, and Purchaser agrees not to use the Confidential Information prior to the Closing Date for any other purpose, not to disclose or communicate the Confidential Information to any third party, except to those employees, agents, attorneys, accountants, lenders, or consultants who shall have a need to know the Confidential Information for the purpose described above and for whom the Purchaser shall be responsible.

(b)

Except to the extent contemplated by this Agreement, the Confidential Information and all rights to the Confidential Information which have been or will be provided by Seller to Purchaser shall remain the exclusive world-wide property of Seller  prior to the Closing Date and shall be held in trust by Purchaser for the benefit of Seller.  None of the parties will, directly or indirectly, deal with, use, exploit, or disclose such Confidential Information to any person or entity for any purpose prior to the Closing Date, except as described herein or unless and until expressly authorized in writing to do so by the other.  If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written Confidential Information as the party furnishing such Confidential Information shall reasonably request.

(c)

The parties acknowledge that the restrictions of this Section 11.1 shall not be applicable to any notices to the Attorney General of the State of Georgia or public hearings held pursuant to O.C.G.A. § 31-7-400 et seq. or the Open Records Act or the Open Meetings Act.

(d)

The restrictions of this Section 11.1 shall terminate on the Closing Date, and thereafter, the Confidential Information may be used by Purchaser free of any restriction imposed by this Agreement.

(e)

For purposes hereof, “Confidential Information” means information or documentation owned by Seller which information may include, but is not necessarily limited to, financial data, business plans, personnel information (to the extent permitted under applicable law), drawings, samples, devices, trade secrets, technical information, results of research and other data in either oral or written form; provided, however, that “Confidential Information” does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its representatives, or (B) as shown by written records, was lawfully within Purchaser’s possession prior to its being furnished to Purchaser by or on behalf of Seller, provided further that the source of such information was not known by Purchaser to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Seller or any other person with respect to such information.

11.2

Public Announcements.  Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with Governmental Body with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with Governmental Bodies prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

Article 12 – Dispute Resolution

12.1

Arbitration.

(a)

Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its or their terms shall be settled by binding arbitration held in Atlanta, Georgia.  The Commercial Arbitration Rules of the American Arbitration Association are hereby incorporated by reference; provided, however, that the parties do not intend any arbitration hereunder to be administered by the American Arbitration Association.  The interpretation and enforceability of this Section 12.1 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. § 1-16.

(b)

If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to equal or exceed $100,000, then the panel to be appointed shall consist of three neutral arbitrators.  One arbitrator shall be appointed by a party to the dispute and one arbitrator shall be appointed by the other party to the dispute within thirty (30) days after the commencement of the arbitration proceeding.  The third arbitrator shall be appointed by mutual agreement of the two selected arbitrators and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement.  If, however, the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to be less than $100,000, then one neutral arbitrator shall be mutually agreed upon by the parties.  The party initiating arbitration will be bound by its statement that the matter in controversy is $100,000 or less, and such party’s recovery will be limited to such amount and such party cannot recover for more than that amount pursuant to the arbitration proceeding.

(c)

The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable.  The Federal Rules of Civil Procedure (the “FRCP”) are hereby incorporated by reference for purposes of the discovery process; provided that the FRCP may be waived by the parties by written agreement, or by any appointed arbitrator.  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.  Thereafter, the decision of the arbitrator(s) shall be final, binding, and conclusive with respect to all persons, including persons who have failed or refused to participate in the arbitration process.

(d)

The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)

Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

(f)

All proceedings under this Section 12.1, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

(g)

The fact that the dispute resolution procedures specified in this Section 12.1 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement or any Closing Document and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement or any Closing Document that may be available to any party.

(h)

All applicable statutes of limitation shall be tolled while the procedures specified in this Section 12.1 are pending.  The parties will take such action, if any, required to effectuate such tolling.

Article 13 - Indemnification

13.1

Indemnification Obligations.  Purchaser will indemnify and hold harmless the Seller and its directors and officers (the “Indemnified Parties”) from, against and in respect of any and all claims, suits, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or relating to:

(a)

the consummation by Seller of the transactions contemplated by this Agreement;

(b)

the calculation and determination by the parties of the credits against or offsets to the Purchase Price; and

(c)

any Assumed Liabilities.

Provided, however, the parties hereto acknowledge and agree that the indemnification provided to Seller (as opposed to the other Indemnified Parties) under this Article 13 shall cover only the Assumed Liabilities described in (c) above and any expenses incurred in defending any third-party claim (but not any judgments, fines or other losses) with respect to the matters described in (a) and (b) above.

13.2

Indemnification Procedure.

(a)

Promptly after receipt by an Indemnified Party of notice by a third party (including any Governmental Body) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from Purchaser for any Losses subject to indemnification hereunder (“Seller Losses”), such Indemnified Party will notify the Purchaser in writing thereof; provided, however, that the failure to so notify Purchaser will relieve Purchaser from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify Purchaser results in the forfeiture by Purchaser of rights and defenses otherwise available to Purchaser with respect to such claim or materially prejudices Purchaser in exercising such rights or defenses.  Purchaser shall assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party, within twenty (20) days of receiving such notice, but in any event, prior to the time any answer or other filing must be made, and Purchaser shall be responsible for the payment of the fees and disbursements of such counsel.  In the event, however, that Purchaser declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ qualified counsel, in either case within the period described in the immediately preceding sentence, then the Indemnified Party shall have the right to assume the defense of such action and retain counsel of its choosing and the Purchaser shall pay the reasonable fees and disbursements of such counsel as incurred.  In any audit, investigation, action or proceeding for which Purchaser has assumed the defense, the Indemnified Party will have the right to participate in such matter and to retain its own counsel reasonably satisfactory to Purchaser at the Indemnified Party’s own expense; provided, however, the Indemnified Party shall have the right to employ separate counsel reasonably satisfactory to Purchaser at the cost of Purchaser if the Indemnified Party shall be advised by defense counsel that there may be one or more legal defenses which are different or additional to those defenses that are available to the Purchaser.  Purchaser will at all times use reasonable efforts to keep the Indemnified Party reasonably apprised of the status of the defense of any matter the defense of which Purchaser has assumed and to cooperate in good faith with the Indemnified Party with respect to the defense of any such matter.

(b)

No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of Purchaser, unless (i) Purchaser fails to assume and maintain the defense of such claim pursuant to Section 13.2(a) or (ii) such settlement, compromise or consent includes an unconditional release of Purchaser and its officers and directors from all liability arising out of such claim.  The Purchaser may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of all Indemnified Parties from all liability arising out of such claim.

(c)

In the event an Indemnified Party claims a right to payment pursuant to this Article 13, such Indemnified Party will send written notice of such claim to Purchaser.  Such notice will specify the basis for such claim and the amount to be paid.  Purchaser agrees to pay to the Indemnified Party or any third party as directed by the Indemnified Party promptly in an amount equal to the stipulated amount set forth in such notice; provided, however, no payment shall be required to be made unless and until all notice and other procedural requirements of this Article 13 have been satisfied.

(d)

Notwithstanding the foregoing, Purchaser shall not be liable to pay any Losses for which insurance proceeds are available and any Indemnified Party receiving such insurance proceeds for any claim covered by the indemnification provided in this Article 13 shall, to the extent Purchaser has paid any Losses with respect to such claim, pay over such insurance proceeds to Purchaser; provided, however, pending receipt of any such insurance proceeds Purchaser shall be liable for Losses (including, without limitation, any defense costs) to the extent provided hereunder.

Article 14 - General Provisions

14.1

Bulk Sales Law Waiver.  Purchaser and Seller each agree to waive compliance with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable.

14.2

Fees and Expenses.  Except as otherwise specifically provided in this Agreement, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation, and execution of this Agreement and the Closing of the transaction contemplated hereby, including without limiting of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same.  Seller shall pay all filing fees associated with filing the application for review of the proposed purchase and sale by the Attorney General of Georgia pursuant to the Georgia Hospital Acquisition Act.     Notwithstanding the foregoing, to the extent the Seller incurs any expenses after the Closing in connection with (i) compliance with open records requests that Purchaser has failed to comply with on Seller’s behalf, (ii) the performance of any of its covenants or obligations hereunder requested by Purchaser, or (iii) the taking of any other action at the request of Purchaser, including without limitation, in each instance any legal, accounting or other professional fees and expenses (collectively, “Purchaser Post-Closing Expenses”), the Purchaser agrees to pay such Purchaser Post-Closing Expenses upon demand.

14.3

Notice.  Any notice, request, demand or other communication required to be given hereunder shall be made in writing and shall be deemed to have been fully given: (i) if sent by a nationally recognized next day delivery service that obtains a receipt on delivery, the day after it is sent; (ii) if mailed, first-class registered or certified United States mail, postage prepaid, five days after it is mailed; and (iii) if delivered personally, when such delivery is made.  In each case, notice shall be sent to the following addresses (or at such other addresses as shall be given in writing by any party to the other parties hereto):

(a)

If to Seller to:

Greene County Hospital Authority

1961 A. P. Roper Road

Greensboro, Georgia 30642

Attn:  Chairman of the Board

Telephone:

(706) 467-9245

Facsimile:

(706) 467-9245

With a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 W. Peachtree Street NE

Atlanta, Georgia 30309

Attn:

Michelle A. Williams, Esq.

Telephone:  404-881-7594

Facsimile:  404-253-8274

(b)

If to Purchaser to:

Pacer Health Management Corporation of Georgia

Park West Professional Center

7759 NW 146 Street

Miami Lakes, Florida   33016

Attn:  Mr. Rainier Gonzalez, President and CEO

Telephone:  (305) 828-7660

Facsimile:   (305) 828-2551

With a copy (which shall not constitute notice) to:

Arnall Golden Gregory LLP

Suite 2100

171 17th Street, NW

Atlanta, Georgia 30363

Attn:  Thomas O. Duvall, Jr., Esq.

Telephone:  (404) 873-8600

Facsimile:   (404) 873-8601

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

14.4

Assignment.  This Agreement and the rights and obligations of the parties hereunder may be assigned or delegated only with the prior written consent of the other party, except that Purchaser may assign all of its rights and obligations hereunder to an affiliate or subsidiary of Purchaser without any prior approval.

14.5

Headings and Counterparts.  The Section, subsection, and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

14.6

Integration of Agreement.  This Agreement and the other agreements described herein supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof.  Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

14.7

Governing Law.  This Agreement shall be construed under the laws of the State of Georgia.

14.8

Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

14.9

Survival.  Time is of the essence in the performance of this Agreement.  The representations and warranties set forth in this Agreement shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all such representations and warranties shall not survive the Closing and shall be merged into the Closing or the Closing Documents.  Notwithstanding the foregoing, the provisions of Section 3.4, Article 9, and Section 13.10 of this Agreement shall survive the Closing.

14.10

Access to Records.  If this Agreement, Seller and Purchaser shall be deemed to be subject to the disclosure requirements of Section 952 of the Omnibus Reconciliation Act of 1980, until the expiration of four years after the furnishing of any services pursuant to this Agreement, Seller and Purchaser shall make available upon written request to the Secretary of Health and Human Services (the “Secretary”), or upon request of the Comptroller General, or any of their duly authorized representatives, this Agreement and the books, documents and records of Seller or Purchaser that are necessary to certify the nature and the extent of any costs incurred by Seller or Purchaser.  In the event that Seller or Purchaser carries out any of the duties of this Agreement pursuant to a subcontract, having a value or cost of $10,000 or more over a twelve month period with a related organization, such subcontract shall have a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract and the books, documents and records of such organization that are necessary to verify the reasonableness of such costs.

14.11

Third Party Beneficiaries.  Except as expressly stated herein, nothing in this Agreement will be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or with respect to this Agreement.

14.12

Post-Closing Insurance.  Purchaser agrees to purchase from insurance carriers approved by Seller the following insurance coverages naming Seller as insured and deliver at Closing certificates of in force insurance issued by a licensed broker evidencing same:

(a)

Directors and Officers liability Insurance providing tail coverage terms substantially identical to the Seller's Directors and Officers Insurance in force on the day before Closing  with per claim and aggregate limits of not less than those existing on the day before Closing and having a policy period covering no less than three years after the Closing Date;

(b)

Hospital Professional Liability Insurance naming Seller as an additional insured and providing coverage terms and per claim and aggregate limits substantially identical to the coverage terms and limits provided by Seller's Hospital Professional Liability Insurance coverage in force on the day before the Closing;

(c)

General Liability Insurance naming Seller as additional insured and providing coverage terms and per claim and aggregate limits substantially identical to the coverage terms and limits provided by the Seller's General Liability Insurance coverage in force on the day before Closing .

Purchaser agrees to purchase and maintain in force at Purchaser’s sole expense the insurance described above in paragraphs 14.12 (b) and 14.12 (c) for a period of not less than 5 years after the Closing date and such insurance shall be retroactive to January 1, 2002.

(Signatures on the Following Page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives, and their seals affixed hereto, all as of the day and year first above written.

SELLER:

GREENE COUNTY HOSPITAL AUTHORITY

[CORPORATE SEAL]

By:

Title:

[Signature Page – Asset Purchase Agreement]

PURCHASER:

PACER HEALTH MANAGEMENT CORPORATION OF GEORGIA

[CORPORATE SEAL]

By:

Title:

[Signature Page – Asset Purchase Agreement]

ASSET PURCHASE AGREEMENT

By and Between

GREENE COUNTY HOSPITAL AUTHORITY

AS SELLER

And

PACER HEALTH MANAGEMENT

CORPORATION OF GEORGIA

AS PURCHASER

Dated as of

September 1, 2005